FOR IMMEDIATE RELEASE

VERENIUM AND NOVUS INTERNATIONAL INC. ANNOUNCE AGREEMENT TO

DEVELOP AND COMMERCIALIZE ANIMAL NUTRITION ENZYMES

— Strategic partnership to initially focus on the co-development of Verenium’s late-stage product candidates —

SAN DIEGO and ST. LOUIS, June 27, 2011 – Verenium Corporation (Nasdaq: VRNM), a leading industrial biotechnology company focused on the development and commercialization of high-performance enzymes, and Novus International Inc., a leading manufacturer of animal and human nutrition and health products, today announced a strategic collaboration to jointly develop and commercialize a suite of new enzyme products from Verenium’s late-stage product pipeline in the animal nutrition and health area globally.

“We are extremely enthusiastic about our partnership with Novus, the potential opportunity it represents for the continued development of our pipeline and for Verenium to become a more active participant in the animal health and nutrition marketplace with our suite of high-performance enzyme products,” said James Levine, President and Chief Executive Officer at Verenium. “Novus brings world-class leadership and experience launching products in this market, and with our combined skills, we look forward to working closely as partners to commercialize a series of market-leading products over the coming years.”

Thad Simons, President and Chief Executive Officer of Novus International adds, “We are very excited about our partnership with Verenium, as it will propel Novus toward new solutions to performance challenges and help us as we work to add further value to our customers’ businesses. Verenium’s approach to product development is very innovative and based on the highest standards of science. This partnership is a natural alignment and we expect to deliver great results for our industry working together.”

Key terms and highlights of the collaboration include:

•	The initial focus of the partnership will be on select late-stage product candidates from Verenium’s pipeline targeting the poultry, swine, beef, dairy, aquaculture and companion animals markets;

•	The global partnership will include equal management representation from Verenium and Novus to direct various activities, including budgeting, development and marketing plans;

Exhibit 99.1

•

The companies will partner equally to fund development and commercialization and share in the profits, as well as provide other resources and expertise that would otherwise have been funded solely by Verenium;

•	Verenium will receive license payments of $2.5 million upon signing and $2.5 million following regulatory filings or commercial activity; and

•	In the marketplace, all products will be co-branded by Verenium and Novus.

About The Animal Health and Nutrition Market

Enzymes are used in the animal health and nutrition market to allow livestock, poultry, aquaculture and companion animals to more readily digest and absorb the nutrients naturally occurring in grains and protein meals. According to industry reports in the animal health and nutrition market, enzymes are experiencing remarkable growth due to their ability to provide better nutrition and an improved environmental impact. Global sales of animal feed enzymes are estimated to have reached $520 million in 2010, and are expected to grow 6 to 7 percent annually to reach over $720 million by 2015, making it one of the largest and fastest growing markets for industrial enzymes. Given the trends of global population growth, increased meat consumption in emerging markets and increased grain prices leading to higher feed costs for producers, enzymes are an effective means of improving the sustainability of animal production both economically and environmentally.

About Verenium

Verenium, an industrial biotechnology company, is a global leader in developing high-performance enzymes. Verenium’s tailored enzymes are environmentally friendly, making products and processes greener and more cost-effective for industries, including the global food and fuel markets. Read more at www.verenium.com.

About Novus

Novus International Inc. is headquartered in metropolitan St. Louis, Mo., U.S.A. and serves customers in more than 90 countries around the world. An industry leader in animal nutrition and health, Novus’s products include ALIMET® and MHA® feed supplements, ACTIVATE® nutritional feed acid, ACIDOMIX® preservative premix, CIBENZA™ feed additive, MINTREX® and MAAC® chelated trace minerals, SANTOQUIN® feed preservative, MERA™MET aquaculture feed additive, AGRADO® feed ingredient and many other specialty ingredients. Arenus (www.arenus.com) is a division of Novus Nutrition Brands, LLC (a subsidiary of Novus International, Inc.), that focuses on developing health and dietary supplements for the equine and companion animal markets. Stratum® Nutrition, a division of Novus Nutrition Brands, LLC, focuses on human nutrition through specialty and functional ingredients for manufacturers of foods, beverages and dietary supplements (www.stratumnutrition.com).

Novus is privately owned by Mitsui & Co. (U.S.A.), Inc. and Nippon Soda Co., Ltd. For more information, visit www.novusint.com.

Forward-Looking Statements for Verenium

Statements in this press release that are not strictly historical are “forward-looking” and involve a high degree of risk and uncertainty. These include, but are not limited to, statements related to Verenium’s lines of business, operations, capabilities, commercialization activities, corporate partnerships, target markets and future financial performance, results and objectives, all of which are prospective. Such statements are only predictions, and actual events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to the differences include, but are not limited to, risks associated with Verenium’s strategic focus, risks associated with Verenium’s technologies, risks associated with Verenium’s ability to obtain additional capital to support its planned operations and financial obligations, risks associated with Verenium’s dependence on patents and proprietary rights, risks associated with Verenium’s protection and enforcement of its patents and proprietary rights, the commercial prospects of the industries in which Verenium operates and sells products, Verenium’s dependence on manufacturing and/or license agreements, Verenium’s ability to achieve milestones under existing and future collaboration agreements, the ability of Verenium and its partners to commercialize its technologies and products (including by obtaining any required regulatory approvals) using Verenium’s technologies and timing for launching any commercial products and projects, the ability of Verenium and its collaborators to market and sell any products that it or they commercialize, the development or availability of competitive products or technologies, the future ability of Verenium to enter into and/or maintain collaboration and joint venture agreements and licenses, and risks and other uncertainties more fully described in Verenium’s filings with the Securities and Exchange Commission, including, but not limited to, Verenium’s annual report on Form 10-K for the year ended December 31, 2010 and any updates contained in its subsequently filed quarterly reports on Form 10-Q. These forward-looking statements speak only as of the date hereof, and Verenium expressly disclaims any intent or obligation to update these forward-looking statements.

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Contacts For Verenium:

Kelly Lindenboom Vice President, Corporate Communications 858-431-8580 kelly.lindenboom@verenium.com	Sarah Carmody Manager, Corporate Communications 858-431-8581 sarah.carmody@verenium.com

Contacts for Novus:

Tracy Barfield Senior Manager, Marketing Communications 636-794-2411 tracy.barfield@novusint.com	Adrienne Todd Manager, Corporate Initiatives 314-809-6358 adrienne.todd@novusint.com

®ACTIVATE, ALIMET, AGRADO, MAAC, MHA, MINTREX, SANTOQUIN and Novus are trademarks of Novus International, Inc., and are registered in the United States and other countries. ®ACIDOMIX is a trademark of Novus Deutschland GmbH and is registered in Germany and other countries. ™CIBENZA, IDEA, and MERA are trademarks of Novus International, Inc.®ARENUS and ® Stratum are trademarks of Novus Nutrition Brands, LLC, and is registered in the United States and other countries.